UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1340 Brook Street, Unit M, St. Charles, Illinois 60714

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

On April 4, 2019, we removed all Officers and/or Directors of our wholly-owned subsidiary, 2050 Motors, Inc., a Nevada corporation (“2050 Private”); thereafter, 2050 Private appointed our Chief Executive Officer, Vikram Grover, as 2050 Private’s President/Sole Director.

ITEM 8.01 OTHER EVENTS

On March 27, 2019, we issued a demand letter to BKS Cambria, LLC (“BKS”) and United Biorefineries, Inc. (“United”) to return 84,770,115 and 53,347,701 of our common stock shares in certificate form, respectively, that were invalidly issued by our prior management. BKS and United failed to respond to our demand letter by the demand date and we have not received the foregoing share amounts in certificate form from UBC and BKS. We are evaluating our legal remedies regarding this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: April 10, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer